LORD ABBETT SMALL-CAP BLEND FUND
                  STATEMENT OF NET ASSETS
                        June 18, 2001

ASSETS:
Cash                                                                 $ 1,000,000
Prepaid offering costs (3)                                                18,000
Total Assets                                                         $ 1,018,000

LIABILITIES:
Liabilities and accrued expenses                                          18,000

NET ASSETS:                                                          $ 1,000,000

NET ASSETS CONSIST OF:
Class A Shares of beneficial interest, $0.00 par value,

   Unlimited shares authorized                                      $   0.00

Class B Shares of beneficial interest, $0.00 par value,

   Unlimited shares authorized                                          0.00

Class C Shares of beneficial interest, $0.00 par value,

   Unlimited shares authorized                                          0.00

Class P Shares of beneficial interest, $0.00 par value,

   Unlimited shares authorized                                          0.00

Class Y Shares of beneficial interest, $0.00 par value,

   Unlimited shares authorized                                          0.00

Paid-in Capital in excess of par                                      1,000,000

NET ASSETS:                                                          $1,000,000

NET ASSET VALUE:

Class A  Based on net assets of $ 96,000 and 9,600 shares outstanding  $  10.00
Class B  Based on net assets of $ 1,000 and 100 shares outstanding     $  10.00
Class C  Based on net assets of $ 1,000 and 100 shares outstanding     $  10.00
Class P  Based on net assets of $ 1,000 and 100 shares outstanding     $  10.00
Class Y  Based on net assets of $ 1,000 and 100 shares outstanding     $  10.00

Notes to Financial Statements
(1) Lord Abbett Blend Trust (the Trust)  Lord Abbett Small-Cap Blend Fund
(the Fund) was organized as a Delaware business trust on May 1, 2001 and is a diversified open-end management investment company, registered under the Investment Company Act of 1940. To date, the Fund has not had any transactions other than those relating to organizational matters and the sale of Class A, Class B, Class C, Class P and Class Y shares to Lord, Abbett & Co. (LA).
(2) The Fund has entered into an investment advisory agreement with LA and a distribution agreement with Lord, Abbett Distributor, LLC (the Distributor). (See Management of the Funds Management and Advisory
Arrangements  in the Statement of Additonal Information.)
(3) Prepaid offering cost consist of legal fees related to preparing the initial registration statement, and will be amortized over a 12 month period beginning with the commencement of operations of the Fund. The
Investment Adviser has agreed to bear all the costs of organizing the Fund, estimated to be $89,000.





INDEPENDENT AUDITORS REPORT

The Board of Trustees and Shareholders
Lord Abbett Blend Trust  Lord Abbett Small-Cap Blend Fund

          We have audited the accompanying statement of net assets (the financial statement) of Lord Abbett Blend Trust Lord Abbett Small-Cap Blend Fund (the Fund) as of June 18, 2001. This financial statement is the responsibility of the Funds management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statement provides a reasonable basis for our opinion.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Fund at June 18, 2001, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
New York, New York
June 20, 2001

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SAI Small Cap Core 2001.doc